Exhibit 99.1

News Release

Contact: Ed Loyd, 513-784-8935, eloyd@chiquita.com

CHIQUITA REPORTS SIGNIFICANTLY IMPROVED THIRD QUARTER 2009 RESULTS

Sustains strong momentum with comparable Q3 2009 EPS of $0.20; GAAP EPS of $0.11

Progress in salads to deliver full-year operating margin of seven to eight percent

Expects significant improvement in full-year comparable net income

CINCINNATI – Oct. 27, 2009 – Chiquita Brands International, Inc. (NYSE: CQB) today released financial and operating results for the third quarter 2009. All figures in this press release are for continuing operations.

For the third quarter 2009, the company reported GAAP income of $5 million, or $0.11 per diluted share, on net sales of $801 million versus a loss of $7 million, or ($0.16) per diluted share, on net sales of $840 million in the 2008 quarter. On a comparable basis, income in the third quarter was $9 million, or $0.20 per diluted share, versus a loss of $15 million, or ($0.33) per diluted share, in the 2008 period. The comparable basis amounts exclude certain items described below under “Items affecting comparability.”

“Our third quarter results reflect the terrific progress of our diversification strategy and ongoing pricing and cost discipline,” said Fernando Aguirre, chairman and chief executive officer. “We significantly improved over year-ago results to deliver profitability by driving costs out of the business and adhering to a pricing discipline to overcome some historically seasonal aspects of our business, as well as a tough economic environment. Our value-added salads business is showing significant and sustainable improvement and our focus on consistent execution is continuing to deliver strong results in bananas in North America and Europe.”

Aguirre added, “We are encouraged by our strong momentum and are confident that, absent any major unforeseen events, we will achieve a year-over-year improvement in comparable second-half results of at least as much as we achieved in the first-half. Looking ahead, we are well-positioned to capitalize on profitable growth opportunities as we continue to transform into a more stable and predictable business. While we will remain diligent in managing our business for profitability, our attention is focused on growth in new geographies, distribution channels and innovative products.”

2009 THIRD QUARTER SUMMARY

(The following table shows adjustments made to income and EPS from continuing operations between comparable and GAAP results. See “Items affecting comparability” below for a description of items excluded on a comparable basis. Exhibit B provides a reconciliation by segment for “Operating income.”)

(in millions, except per share amounts)	Income (loss)		Income (loss) per diluted share
	2009	2008	2009	2008

Comparable results	$9	$(15)	$0.20	$(0.33)
Restructuring costs	(2)	(1)	(0.04)	(0.02)
Incremental non-cash interest expense on Convertible Notes	(2)	(2)	(0.04)	(0.03)
Gain (loss) on debt purchases	(0)	10	(0.00)	0.22

As Reported on a GAAP basis	$5	$(7)	$0.11	$(0.16)

Table may not total due to rounding.

Net Sales and Comparable Results: Quarterly sales decreased 5 percent year-over-year to $801 million principally from previously implemented reductions in unprofitable foodservice volumes in salads. Comparable net income for the third quarter 2009 increased by $24 million versus the 2008 quarter due to increased network and manufacturing efficiencies in salads and lower interest costs, net of higher taxes on income.

Cash, Debt and Liquidity: Cash flow from operations for the first nine months of 2009 was $164 million, a significant improvement compared to $46 million in the same period of 2008. At Sept. 30, 2009, cash and equivalents increased to $176 million and debt decreased to $669 million. During September 2009, the company purchased $25 million of its senior notes in the open market, comprised of $16 million principal amount of 7 1/2% senior notes and $9 million principal amount of 8 7/8% senior notes, as part of the company’s ongoing commitment to further strengthen its financial position. Annualized interest expense will be reduced by approximately $2 million as a result of the repurchases. With $128 million of available revolving credit and no more than $20 million in debt maturities in any year until 2014, the company continues to have ample liquidity and financial flexibility.

Banana Segment: Net sales for the segment were roughly flat at $472 million. The benefit of higher volume in the Mediterranean and the Middle East and higher local pricing in core European markets was offset by the effects of lower volume in core European markets and lower European exchange rates. In North America, banana prices were relatively unchanged from the year-ago quarter, despite a significant decline in fuel surcharges, on slightly higher volume. Operating income was $22 million for both 2009 and 2008.

Salads and Healthy Snacks Segment: Net sales decreased 11 percent to $289 million, primarily as a result of the reduction of certain unprofitable foodservice volumes in North America beginning in the fourth quarter of 2008. Operating income increased to $24 million, versus a loss of $8 million in the third quarter of 2008, due to improved pricing, distribution network efficiencies, sustainable cost reductions and lower net fuel costs.

Other Produce: Net sales for the segment were $40 million compared to $42 million in the 2008 quarter. The segment had an operating loss of $2 million, versus income of less than $1 million in 2008, as a result of lower volumes and margin performance in melons and grapes.

2009 OUTLOOK

Based on the company’s strong performance for the first nine months of 2009 and absent any major unforeseen negative events, the company continues to expect significant full-year 2009 improvement on a comparable basis versus 2008. Second-half 2009 comparable net income is expected to improve from 2008 levels by at least as much as in the first half of the year, even though fourth quarter results are likely to be lower than the third quarter due to seasonally lower consumption of salads and planned investments in consumer marketing and innovation, consistent with the company’s long-term plans to drive profitable sales growth.

In the Banana segment, sourcing and production costs are expected to be higher in the fourth quarter of 2009 compared to the year-ago period due to increases in purchased fruit contract pricing and government-imposed exit prices. Banana pricing is expected to remain relatively stable in North America, despite a significant decline in fuel-related surcharges as a component of pricing. In core European markets, local banana pricing currently continues to exceed year-ago levels, while the U.S. dollar exchange rate of $1.50/€ at Oct. 23, 2009, compares favorably versus the fourth quarter 2008 average of $1.32/€. The company has hedged approximately 75 percent of its fourth quarter 2009 euro exposure at about $1.44/€, and approximately 50 percent of its exposure in the first half of 2010 at $1.39/€, using put options that allow the company to retain the benefit of higher exchange rates.

In the Salads and Healthy Snacks segment, the company expects to deliver an operating margin for salads of seven to eight percent for the full-year 2009. Salad results in the fourth quarter are expected to reflect seasonally lower consumption, as well as planned investments in consumer marketing and innovation. In healthy snacks, the company expects reduced operating losses in 2009 from the roll-out of Just Fruit in a Bottle in nine European countries.

In addition to the company’s overall business outlook, the following chart summarizes management’s estimates of certain key items for 2009:

(in millions)	Q1 2009 Actual	Q2 2009 Actual	Q3 2009 Actual	FY 2009 Estimate
Capital expenditures	$11	$11	$16	$70-80
Depreciation and amortization	$16	$15	$16	$62-64
Gross interest expense [1]	$15	$14	$14	$55-57
Net interest expense [1]	$13	$13	$12	$49-51

[1]	Interest expense excludes the impact of adopting a new accounting standard that changed the method used to account for the company’s Convertible Notes.

CONFERENCE CALL

Chiquita will hold a conference call for investors to discuss its results at 4:30 p.m. EDT today. Access to a live audio webcast is available at www.chiquitabrands.com and a replay will be available until Nov. 10. Toll-free telephone access will be available by dialing 1-866-688-3789 in the United States and +706-634-9841 from international locations and providing the conference code 33299348. To access the telephone replay, dial 1-800-642-1687 from the United States and +706-645-9291 from international locations and enter the confirmation code 19781966.

NON-GAAP MEASUREMENTS

The company reports its financial results in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP). In an effort to provide investors with additional information regarding the company’s results and to provide more meaningful year-over-year comparisons of the company’s financial performance, the company may use non-GAAP measures as defined by the Securities and Exchange Commission. The differences between the U.S. GAAP and non-GAAP financial measures are reconciled in the text of this press release and in attached schedules, and are more fully described below in “Items affecting comparability.” In presenting comparable results, the company discloses non-GAAP financial measures that it believes will be useful to investors. Management uses the non-GAAP financial measures to evaluate the company’s financial performance against internal budgets and targets, including those associated with incentive compensation plans, because it believes that these non-GAAP financial measures are useful for evaluating the company’s core operating results and facilitating comparisons across reporting periods. Importantly, non-GAAP financial measures should be considered in addition to, and not instead of, U.S. GAAP financial measures. In addition, the non-GAAP measures the company is using may differ from non-GAAP measures that other companies use.

ITEMS AFFECTING COMPARABILITY

(See Exhibit B for Reconciliation of GAAP and Non-GAAP Operating Information)

Third Quarter 2009 & 2008 Items

•

Restructuring related costs: In the fourth quarter of 2008, the company committed to relocate its European headquarters from Belgium to Switzerland in order to optimize the company’s long-term tax structure. The relocation, which is now substantially complete, is expected to result in one-time costs of approximately $19 million, of which $2 million and $1 million were recognized in the third quarters of 2009 and 2008, respectively, $4 million in the second quarter of 2009, $5 million in the first quarter of 2009, and $7 million recognized in prior periods. As shown in Exhibit B, restructuring related costs are included in reportable figures as a component of operating income, but are not allocated to the reportable segments.

•

Incremental non-cash interest expense on Convertible Notes: As previously disclosed, the company retrospectively adopted new accounting standards related to its convertible debt instruments. These new standards changed the method of accounting for, and increased the amount of reported GAAP interest expense on, the company’s $200 million of 4.25% Convertible Senior Notes. In determining earnings on a comparable basis, the company excludes the additional non-cash interest expense that results from the application of these new accounting standards. This higher non-cash interest expense was $2 million for both the third quarters in 2009 and 2008, and will be $7 million and $5 million, respectively, for the full years 2009 and 2008.

ABOUT CHIQUITA BRANDS INTERNATIONAL, INC.

Chiquita Brands International, Inc. (NYSE: CQB) is a leading international marketer and distributor of high-quality fresh and value-added food products – from energy-rich bananas and other fruits to nutritious blends of convenient green salads. The company markets its healthy, fresh products under the Chiquita® and Fresh Express® premium brands and other related trademarks. With annual revenues of nearly $4 billion, Chiquita employs approximately 23,000 people and has operations in more than 80 countries worldwide. For more information, please visit our corporate web site at www.chiquitabrands.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chiquita, including: the customary risks experienced by global food companies, such as prices for commodity and other inputs, currency exchange rate fluctuations, industry and competitive conditions (all of which may be more unpredictable in light of uncertainty in the global economic environment), government regulations, food safety issues and product recalls affecting the company or the industry, labor relations, taxes, political instability and terrorism; unusual weather events, conditions or crop risks; access to and cost of financing; any negative operating or other impacts from the relocation of the company’s European headquarters to Switzerland; and the outcome of pending litigation and governmental investigations involving the company, as well as the legal fees and other costs incurred in connection with such items.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and the company undertakes no obligation to update any such statements. Additional information on factors that could influence Chiquita’s financial results is included in its SEC filings, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

# # #

Exhibit A:

CHIQUITA BRANDS INTERNATIONAL, INC.

CONSOLIDATED INCOME STATEMENT

(Unaudited – in millions, except per share amounts)

	Quarter Ended Sept 30,		Nine Months Ended Sept 30,
	2009	2008	2009	2008
Net sales	$801	$840	$2,597	$2,770

Operating expenses:
Cost of sales	669	734	2,128	2,321
Selling, general and administrative	91	94	262	275
Depreciation	13	14	39	48
Amortization	3	2	8	7
Equity in earnings of investees	(0)	(1)	(16)	(7)
European headquarters relocation	2	1	11	2

	778	845	2,432	2,646

Operating income (loss)	23	(5)	166	124

Interest income	2	2	4	5
Interest expense[1]	(15)	(18)	(47)	(64)
(Loss) gain on debt extinguishment, net	(0)	10	(0)	10
Other income[2]	—	—	—	9

Income (loss) from continuing operations before taxes	9	(12)	122	84
Income tax (expense) benefit	(4)	4	(5)	(2)

Income (loss) from continuing operations	5	(7)	117	82
Income from discontinued operations	—	0	—	2

Net income (loss)	$5	$(7)	$117	$85

Basic earnings per share:
Continuing operations	$0.11	$(0.16)	$2.63	$1.89
Discontinued operations	—	0.00	—	0.06

	$0.11	$(0.16)	$2.63	$1.95

Diluted earnings per share:
Continuing operations	$0.11	$(0.16)	$2.58	$1.85
Discontinued operations	—	0.00	—	0.05

	$0.11	$(0.16)	$2.58	$1.90

Shares used to calculate basic earnings per share	44.7	44.2	44.5	43.5
Shares used to calculate diluted earnings per share	45.2	44.2	45.4	44.6

Table may not total due to rounding.

[1]

Nine months ended September 30, 2008 includes $9 million of “Interest expense” for the write-off of deferred fees related to the refinancing of the company’s credit facility. 2008 amounts differ from those previously reported due to the adoption of new accounting standards related to the Convertible Notes.

[2]	Other income includes the resolution of a claim related to a non-income tax refund. An offsetting $3 million of related expense is included in “Income tax (expense) benefit.”

Exhibit B:

CHIQUITA BRANDS INTERNATIONAL, INC.

RECONCILIATION OF GAAP AND NON-GAAP INFORMATION

OPERATING INCOME (LOSS) – THIRD QUARTER & NINE MONTHS

(Unaudited - in millions)

	Bananas	Salads & Healthy Snacks	Other Produce	Corporate	Restructuring	Operating income (loss)
Q3 2009 Reconciliation
Comparable results (Non-GAAP)	$22	$24	$(2)	$(19)	$—	$25
Restructuring related costs	—	—	—	—	(2)	(2)

Reported results (GAAP)	$22	$24	$(2)	$(19)	$(2)	$23

YTD 2009 Reconciliation
Comparable results (Non-GAAP)	$158	$67	$5	$(57)	$—	$173
Gain on divestitures	4	—	—	—	—	4
Restructuring related costs	—	—	—	—	(11)	(11)

Reported results (GAAP)	$162	$67	$5	$(57)	$(11)	$166

Q3 2008 Reconciliation
Comparable results (Non-GAAP)	$22	$(8)	$0	$(17)	$—	$(4)
Restructuring related costs	—	—	—	—	(1)	(1)

Reported results (GAAP)	$22	$(8)	$0	$(17)	$(1)	$(5)

YTD 2008 Reconciliation
Comparable results (Non-GAAP)	$171	$(11)	$8	$(43)	$—	$126
Restructuring related costs	—	—	—	—	(2)	(2)

Reported results (GAAP)	$171	$(11)	$8	$(43)	$(2)	$124

Table may not total due to rounding.

Exhibit C:

CHIQUITA BRANDS INTERNATIONAL, INC.

OPERATING STATISTICS – THIRD QUARTER & NINE MONTHS

(Unaudited - in millions, except for percentages and exchange rates)

	Quarter Ended September 30,		Percent Change Favorable (Unfavorable) vs. 2008	Nine Months ended September 30,		Percent Change Favorable (Unfavorable) vs. 2008
	2009	2008		2009	2008
Net sales by segment
Bananas	$472	$474	(0.4)%	$1,513	$1,564	(3.3)%
Salads and Healthy Snacks	289	325	(11.1)%	875	1,010	(13.4)%
Other Produce	40	42	(3.5)%	209	196	6.5%

Total net sales	$801	$840	(4.6)%	$2,597	$2,770	(6.2)%

Comparable segment operating income (loss) [1]
Bananas	$22	$22	3.7%	$158	$171	(7.6)%
Salads and Healthy Snacks	24	(8)	N/A	67	(11)	N/A
Other Produce	(2)	0	N/A	5	8	(37.3)%
Corporate	(19)	(17)	(9.7)%	(57)	(43)	(33.7)%

Total operating income (loss)	$25	$(4)	N/A	$173	$126	37.4%

Comparable operating margin by segment
Bananas	4.7%	4.6%	0.2 pts	10.7%	11.0%	(0.3) pts
Salads and Healthy Snacks	8.4%	(2.6)%	11.0 pts	7.6%	(1.1)%	8.7 pts
Other Produce	(5.3)%	0.5%	(5.8) pts	2.5%	4.2%	(1.7) pts

SG&A as a percent of sales	11.3%	11.2%	(0.1) pts	10.1%	9.9%	(0.2) pts

Company banana sales volume (40 lb. boxes)
North America	15.7	15.3	2.6%	46.9	46.6	0.6%
Europe & Middle East
Core European markets[2]	9.8	11.6	(15.5)%	33.4	36.8	(9.2)%
Mediterranean & Middle East	5.8	3.6	61.1%	13.9	10.1	37.6%

Banana Pricing
North America			(0.2)%			4.9%
Core European markets[2]
U.S. Dollar			3.0%			(3.8)%
Local			9.7%			7.4%

Fresh Express-branded retail value-added salads
Volume (12-count cases)	15.7	15.6	0.9%	49.4	49.0	0.9%
Pricing[3]			0.7%			0.9%

Euro average exchange rate, spot (dollars per euro)	$1.42	$1.51	(6.0)%	$1.35	$1.52	(11.2)%

Euro average exchange rate, hedged (dollars per euro)	$1.40	$1.49	(6.0)%	$1.36	$1.49	(8.7)%

Table may not total due to rounding.

[1]	See detailed description of reconciling items between GAAP and comparable basis figures in Exhibit B and in the text of this press release under the heading titled “Items affecting comparability.”
[2]	The company’s core European Markets include the 27 member states of the European Union, Switzerland, Norway and Iceland.
[3]	Pricing is for Fresh Express-branded products only, and includes fuel and regulatory surcharges.

Exhibit D:

EUROPEAN CURRENCY

YEAR-OVER-YEAR CHANGE - FAVORABLE (UNFAVORABLE)

2009 vs. 2008

(Unaudited - in millions)

Currency Impact (Euro/Dollar)	Q3	YTD
Revenue	$(13)	$(93)
Local Costs	5	26
Hedging[1]	0	15
Balance sheet translation[2]	5	3

Net European currency impact	$(3)	$(48)

Table may not total due to rounding.

[1]	Hedging costs were $2 million in each of the third quarters of 2009 and 2008. Hedging gains for YTD 2009 were $2 million compared to costs of $13 million for YTD 2008.
[2]

Balance sheet translation for the third quarter of 2009 was a gain of $2 million compared to a loss of $3 million in the third quarter of 2008. Balance sheet translation for YTD 2009 was a gain of $1 million compared to a loss of $2 million for YTD 2008.